Exhibit 10.5

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into effective the 1st day of July 2008 by and between ZWA Consulting Services, LLC (“Consultant”), and CJPG, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company is in the gaming business;

WHEREAS, the Company desires to engage Consultant on a limited basis, and Consultant desires to accept such engagement, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Services. The Company hereby agrees to engage Consultant on a limited basis to provide various consulting services on behalf of the Company, and Consultant hereby accepts such engagement with the Company on the terms and conditions set forth herein. Consultant shall report directly to and shall perform all activities and services reasonably requested by the Company’s Chief Executive Officer or Chief Financial Officer, including advice and assistance in capital raising and investor relations (the “Services”). Consultant shall make Alan Woinski available to the Company and Mr. Woinski shall be primarily responsible for delivering services to the Company on behalf of the Consultant. Consultant shall use Consultant’s best efforts to make Consultant available to render such Services to the best of Consultant’s abilities. The Services shall be performed in a good professional and workmanlike manner by Consultant, to the Company’s reasonable satisfaction. Mr. Woinksi shall not be required to devote more than five hours during any calendar week nor more than ten hours during any calendar month in the performance of his services hereunder. Mr. Woinksi shall be allowed to perform the services required hereunder from his personal home or office.

2. Term. The parties agree that this agreement shall have a term of 18 months from the date hereof.

3. Compensation. In consideration for Consultant entering into this Agreement with Company and performing the Services required hereunder:

3.1 Warrant Grant. The Company hereby agrees to issue to Consultant, or Consultant’s respective designee, a warrant in a form similar to that attached hereto (“Warrant”) purchase an aggregate of Six Hundred Seventy-Eight Thousand and Nine Hundred Sixty-Nine (678,969) shares of the Company’s common stock per share (the “Shares”), at an exercise price of $0.01 per share, of which 246,897 Shares shall vest and first become exercisable upon and subject to the Company’s full release of all liabilities and obligations under the presently existing line of credit issued to the Company by Wachovia Corporation. The Shares, when issued and paid for pursuant to the terms of the Warrant, shall be fully paid and non-assessable upon issuance and subject to the provisions of Section 3.2 below. The parties acknowledge that the Company intends to conduct a 6.172440476 for one reverse split shortly after the date of this Agreement. The parties further acknowledge and agree the Shares are a pre-split amount and that in the event the split ratio is lower than 6.172440476 for one (by way of example, 5 for one) than the number of Shares to be represented by the Warrant shall automatically be proportionately adjusted. The parties acknowledge that no adjustment shall be made to the Shares in the event that the split ratio exceeds 6.172440476 to one.

3.2 Acknowledgement. Consultant hereby acknowledges and agrees that the Shares shall be subject to the following provisions:

(i) The Warrant and the Shares will be issued pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, will not be registered for resale with the United States Securities and Exchange Commission (the “SEC”) or any state securities commission and, as such, will constitute ”restricted securities” as defined in the Act and will bear an appropriate restrictive legend;

(ii) Consultant may not offer, sell, hypothecate, pledge, transfer, assign or otherwise dispose of any of the Warrant or the Shares without (A) first delivering to the Company an opinion of counsel satisfactory to the Company that any proposed disposition or transfer may be made lawfully without the registration of the securities pursuant to the Act and applicable state laws, or (B) registration of such securities with the SEC and any appropriate state securities commissions (it being expressly understood that the Company shall not have any obligation to register the Warrant or any of the Shares);

(iii) The parties agree that the provisions of this Section 3.2 shall survive any termination of this Agreement.

3.3 Piggyback Registration. As additional consideration for the Consultant’s services hereunder, the Company agrees to provide to the holders of the 2008 Shares (as such term is defined below), the same piggyback registration rights set forth in the Warrant attached hereto. The term “2008 Shares” means the 1,133,333 shares of the Company’s common stock issued pursuant to the director consent dated April 22, 2008..

4. Independent Consultant Relationship. The relationship between the parties shall be strictly limited to the performance of the Services and shall not constitute a joint venture, partnership, or employer-employee relationship. It is expressly understood and agreed that Consultant is wholly separate and apart from the Company, and that under no circumstances are the Consultant’s employees or agents to be considered the Company’s employees or agents. Consultant further agrees that the Consultant will be solely responsible for all taxes and benefits relating to the Services and any and all compensation paid pursuant to this Agreement, including, but not limited to, self-employment tax, income tax, workers compensation, insurance, holidays, vacations and any other fees or taxes that may be assessed by any local, state or federal body. Consultant shall have no authority to bind the Company to any contract, agreement or other arrangement or make any representation or deliver any instructions on behalf of the Company except as expressly authorized in writing by the Company’s Chief Executive Officer or Chief Financial Officer. Moreover, neither Consultant nor any of Consultant’s employees or agents will not be entitled to participate in any benefit plans available to the Company’s officers, directors or employees.

5. Confidential Information.

Consultant shall maintain the confidentiality of all trade secrets, (whether owned or licensed by the Company) and related or other interpretative materials and analyses of the Company’s projects, or knowledge of the existence of any material, information, analyses, projects, proposed joint ventures, mergers, acquisitions, divestitures and other such anticipated or contemplated business ventures of the Company, and other confidential or proprietary information of the Company (“Confidential Information and Materials”) obtained by Consultant as result of this Agreement during the term of the Agreement and for two (2) years following termination of Consultant’s engagement with the Company.

In the event that such Confidential Information and Materials are memorialized on any computer hardware, software, CD-ROM, disk, tape, or other media, Company shall have the right, subject to the rights of third parties under contract, copyright, or other law, to view, use, and copy for safekeeping or backup purposes such Confidential Information and Materials. During the period of confidentiality, Consultant shall make no use of such Confidential Information and Materials for its own financial or other benefit, and shall not retain any originals or copies, or reveal or disclose any Confidential Information and Materials to any third parties, except as otherwise expressly agreed by the Company. Consultant shall have no right to use the Company’s corporate logos, trademarks, service marks, or other intellectual property without prior written permission of the Company and subject to any limitations or restrictions upon such use as the Company may require.

Upon expiration or termination of this Agreement, Consultant shall turn over to a designated representative of the Company all property in Consultant’s possession and custody and belonging to the Company. Consultant shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs or other documents relating in any way to the affairs of the Company and containing Confidential Information and Materials which came into Consultant’s possession at any time during the term of this Agreement.

Consultant acknowledges that it may receive from time to time material nonpublic information concerning the Company and other parties involved with the Company. Consultant, on behalf of itself and its affiliates, acknowledges that it is familiar with the Federal securities laws and regulations outlawing insider trading and represents and covenants that it shall act in strict accordance with such laws and regulations at all times.

The parties agree that the provisions of this Section 5 shall survive any termination of this Agreement.

6. Notices. Any notice required or permitted under this Agreement shall be personally delivered or sent by recognized overnight courier or by certified mail, return receipt requested, postage prepaid, and shall be effective when received (if personally delivered or sent by recognized overnight courier) or on the third day after mailing (if sent by certified mail, return receipt requested, postage prepaid) at the principal place of business of Consultant or the Company, as the case may be.

7. Survival of Certain Provisions. Those provisions of this Agreement which by their terms extend beyond the termination or non-renewal of this Agreement (including all representations, warranties, and covenants of the parties) shall remain in full force and effect and survive such termination or non-renewal.

8. Severability. Each provision of this Agreement shall be considered severable such that if any one provision or clause conflicts with existing or future applicable law, or may not be given full effect because of such law, this shall not affect any other provision which can be given effect without the conflicting provision or clause.

9. Entire Agreement. This Agreement, the exhibits and any addendum hereto contain the entire agreement and understanding between the parties, and supersede all prior agreements and understandings relating to the subject matter hereof. There are no understandings, conditions, representations or warranties of any kind between the parties except as expressly set forth herein.

10. Assignability. Consultant may not assign this Agreement to any third party for whatever purpose without the express written consent of the Company. The Company may not assign this Agreement to any third party without the express written consent of Consultant except by operation of law, or through merger, liquidation, recapitalization or sale of all or substantially all of the assets of the Company, provided that the Company may assign this Agreement at any time to an affiliate of the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective representatives, successors, and assigns.

11. Headings. The headings of the paragraphs and sections of this Agreement are inserted solely for the convenience of reference. They shall in no way define, limit, extend, or aid in the construction of the scope, extent, or intent of this Agreement.

12. Waiver. The failure of a party to enforce the provisions of this Agreement shall not be construed as a waiver of any provision or the right of such party thereafter to enforce each and every provision of this Agreement.

13. Amendments. No amendments of this Agreement shall be binding upon the Company or Consultant unless made in writing, signed by the parties hereto, and delivered to the parties at the addresses provided herein.

14. Jurisdiction. This Agreement, including the documents, instruments and agreements to be executed and/or delivered by the parties pursuant hereto, shall be construed, governed by and enforced in accordance with the internal laws of the State of Nevada, without giving effect to the principles of comity or conflicts of laws thereof. Consultant and the Company agree and consent that any legal action, suit or proceeding seeking to enforce any provision of this Agreement shall be instituted and adjudicated solely and exclusively in any state or Federal court having jurisdiction in Nevada, and Consultant and the Company agree that venue will be proper in such courts and waive any objection which they may have now or hereafter to the venue of any such suit, action or proceeding in such courts, and each hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or proceeding.

15. Counterparts and Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CJPG, INC.

By	/s/ Alan Woinski

Its	Chief Executive Officer

CONSULTANT:

/s/ Alan Woinski
ZWA CONSULTING SERVICES, INC.

Acknowledged and Agreed to:
TABLEMAX HOLDINGS, LLC

By	/s/ Stephen Crystal

Its	Chief Executive Officer

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. .

WARRANT

To Purchase
Six Hundred Seventy-Eight Thousand and Nine Hundred Sixty-Nine (678,969)
Shares of Common Stock
of
CJPG, INC.

EXERCISABLE ON OR BEFORE, AND VOID AFTER
5:00 P.M. NEW YORK TIME ON DECEMBER 31, 2011

THIS CERTIFIES THAT, for good and valuable consideration, ZWA Consulting Services, LLC (the “Holder”), or its assigns, is entitled to subscribe for and purchase from CJPG, Inc., a Nevada corporation (the “Company”), up to Six Hundred Seventy-Eight Thousand and Nine Hundred Sixty-Nine (678,969) shares of the Company’s common stock (the “Warrant Shares”), at an exercise price of $0.01 per share (the “Warrant Exercise Price”), of which 246,897 Shares shall vest and first become exercisable upon and subject to the Company’s full release of all liabilities and obligations under the presently existing line of credit issued to the Company by Wachovia Corporation. This Warrant may be exercised in whole or in part at any date from the date hereof up to and including 5:00 PM New York time on December 31, 2011 (the “Warrant Expiration Date”).

The shares that may be acquired upon exercise of this Warrant are referred to herein as the “Warrant Shares.” As used herein, the term “Holder” means any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term “Common Stock” means the common stock of the Company as of the date hereof, such common stock being the only class of stock issued by the Company, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Transferability.

(a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in one or more parts (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such shares.

2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3. Issuance of the Warrant Shares.

(a) The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

(b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Anti-Dilution Provision. The Warrant Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 5.

(a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Warrant Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, or (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 5(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(c)  Number of Warrant Shares. Simultaneously with any adjustment to the Warrant Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Warrant Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Warrant Exercise Price in effect immediately prior to such adjustment.

(d)  Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

6. No Voting Rights. Until such time as it is exercised in whole or in part, this Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

(a) Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company.

(b) If in the opinion of either of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of both such counsel, are permitted by law.

8. Fractional Shares.

(a) Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Market Value of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

(b) For purposes of this Section, the term “Fair Market Value” with respect to shares of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on an exchange or is quoted on The Nasdaq Stock Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date;

(ii) If the Company’s Common Stock is not traded on an exchange, on The Nasdaq Stock or on the local over-the-counter market, then the fair market value of Common Stock as determined in good faith by the Board of Directors of the Company.

9. Registration Rights.

(a) Piggyback Registration. If the Company at any time within two (2) years after the date of this Warrant in whole or in part proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its securities, it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which request shall specify the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company. With respect to each inclusion of securities in a registration statement pursuant to this Section 9(a), the selling Holders shall pay underwriting discounts or commissions and transfer taxes applicable to the selling Holders’ shares, and the Company shall pay all other costs and expenses of the registration, including but not limited to all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal expenses, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. The Company need not maintain the effectiveness of any such registration, qualification, notification or approval, whether or not at the request of the Holders, more than six (6) months following the effective date thereof. The Holder’s registration rights hereunder shall entitle Holder to piggyback registration rights on a one-time basis and once the Company has registered the Warrant Shares under the 1933 Act and maintained the effectiveness of such registration for six (6) months the Holder’s registration rights hereunder shall expire.

(b) Cooperation. Upon the exercise of registration rights pursuant hereto, each holder agrees to supply the Company with such information as may be required by the Company to register or qualify the shares to be registered.

10. Additional Right to Convert Warrant.

(a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the “Conversion Right”) at any time after it is exercisable, but prior to its expiration into shares of Common Stock as provided for in this Section 10. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any Warrant Exercise Price) that number of shares of Company Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect and exercisable immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

(b) The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the “Conversion Notice”) to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

(c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant, (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

(d) For purposes of this section, “Fair Market Value” of a share of Common Stock as of a particular date shall be determined as provided in Section 8(b) above.

IN WITNESS WHEREOF, CJPG, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated July 1, 2008.

CJPG, INC.

By

Its

Acknowledged and Agreed to:
TABLEMAX HOLDINGS, LLC

By

Its

SUBSCRIPTION FORM
(To be signed upon exercise of Warrant)

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________ _________________ of the shares of Common Stock of CJPG, INC. to which such Warrant relates and herewith makes payment of $__________________ therefor in cash or by certified check and requests that the certificate for such shares be issued in the name of, and be delivered to, ______________________, the address for which is set forth below the signature of the undersigned.

Dated:

(Signature)

(Name)

(Address)

Social Security or Tax Ident. No.

CONVERSION NOTICE
(To be signed upon exercise of Warrant pursuant to Section 10)

The undersigned hereby irrevocably elects to exercise the conversion right provided in Section 10 of the within Warrant for, and to acquire thereunder, _________________________ shares of Common Stock. If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

Please issue a certificate or certificates for such Common Stock in the name of: ___________________________.

Dated:

(Signature)

(Name)

(Address)

Social Security or Tax Ident. No.

ASSIGNMENT FORM
(To be signed upon authorized transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase ____________ shares of Common Stock of CJPG, INC. to which the within Warrant relates and appoints ___________________ attorney, to transfer said right on the books of ________________ with full power of substitution in the premises.

Dated:

(Signature)

(Name)

(Address)

Social Security or Tax Ident. No.